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                                                                   EXHIBIT 10.12

Lite On OEM REVISEDv4

                            OEM TERMS AND CONDITIONS

       This Agreement is entered into as of this 1st day of September, 1999, ("Effective Date") by and between NETGEAR, Inc., a Delaware corporation having its principal place of business at 4401 Great America Parkway, Santa Clara, California, 95052-8185 ("NETGEAR"), and Lite-On Communications Corporation ("Supplier") having its principal place of business at 2F-1, No. 9, Prosperity 1(st).Road, Science - Based Industrial Park, Hsinchu, Taiwan, R.O.C.

       1. PURCHASE OF PRODUCTS: NETGEAR may purchase and license the products ("Products") listed in Attachment 1 private-labeled for NETGEAR, and, if applicable customized in accordance with Attachment 2, for internal use and demonstration purposes and for resale, directly and indirectly, by placing written orders under this Agreement. Resale, as used in the foregoing sentence, shall also include the right to supply appropriate licenses to use required software to the end customer. Supplier agrees to sell the private-labeled and/or customized Products exclusively to NETGEAR and to any of the NETGEAR affiliates, subsidiaries or agents identified by NETGEAR under the terms of this Agreement. Supplier agrees not to sell the Products directly to any third party or agent or former agent of NETGEAR for any purpose other than resale on NETGEAR's behalf. The foregoing notwithstanding, Supplier may utilize its underlying technology to create similar products for itself or third parties as long as it does not incorporate into those products technology developed or modifications created for and paid by NETGEAR under this Agreement. Under no circumstances may an agent of NETGEAR make any alteration to the terms of this Agreement without NETGEAR's prior written consent. Any additional customization of the Products will be in accordance with the terms set forth in an Attachment to this Agreement.

       2. PRODUCT PRICES: Product prices shall be in accordance with Attachment 1, as such Attachment may be amended by the parties from time to time to add new products, and may or may not include cost of shipping, which will be specified in accordance with the terms of sale as set forth in point 7 of this document titled "Terms of Sale". R. All prices are exclusive of any taxes. Prices will be paid in U.S. dollars based on the "Established Exchange Rate" which shall be the exchange rate listed in the Wall Street Journal Western Addition on the Effective Date of this Agreement or on an adjusted exchange rate as follows: at such time as the exchange rate fluctuates by more than 10% from the prevailing Established Exchange Rate, that higher or lower exchange rate shall become the Established Exchange Rate. Supplier shall not increase the Product price(s) during the term of the Agreement or any renewals without the prior written consent of NETGEAR. Notwithstanding the above, in the event Supplier sells a product which is commercially equivalent to the Products to any other buyer at a price less than the price paid by NETGEAR (as adjusted to include applicable discounts),



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Supplier shall promptly notify NETGEAR and either (a) offer such prices and terms to NETGEAR or (b) where such lower prices are due to other terms and conditions in Supplier's agreement with such other party, offer such prices to NETGEAR in conjunction with such other terms and conditions. In addition, in the event Supplier provides warranties or upgrades in a manner more favorable than that offered to NETGEAR, any such warranty or upgrade terms shall be deemed incorporated into this Agreement.

       3. ORDERS FOR PRODUCTS: Each order for Products shall be governed by the terms of this Agreement. Conflicting or additional terms provided in any order or acknowledgment of an order shall be of no effect unless specifically accepted in writing by an authorized representative of the parties. Each order shall specify (a) description and part number of Products, (b) purchase price; (c) quantity; (d) delivery schedule; and (e) "ship-to" and "invoice-to" addresses. The purchase price set forth in any order may differ from the product prices set forth in Attachment 1 provided that such price change has been specifically accepted in writing by an authorized representative of the parties.

       Within 3 business days after the receipt of each Purchase Order, Supplier shall notify NETGEAR and NETGEAR's authorized agent (if any) by written or electronic transmission of its acceptance, including the scheduled shipping date(s) ("Scheduled Shipping Date"), provided that such Scheduled Shipping Date will be assigned as close as reasonably practicable to the requested shipping date(s). Failure to notify NETGEAR and NETGEAR's authorized agent (if any) within the foregoing period shall be deemed an acceptance of the Purchase Order by Supplier and the shipment specified in NETGEAR's Purchase Order shall be used as the Scheduled Shipping Date. In the event that the Scheduled Shipping Date is different than the requested shipping date in NETGEAR's Purchase Order, and that difference will result in NETGEAR being unable to meet commitments to its customers, then Supplier agrees to work in good faith with NETGEAR to arrive at a mutually acceptable revised date which shall become the Scheduled Shipping Date.

       4. TIME FOR DELIVERY: Supplier will deliver Products in the quantities ordered (up to 100% of the quantities forecasted) by NETGEAR within 60 days of the date the order is received by Supplier (unless a later shipment date is specified in the order or a longer lead time is set out in Attachment 1), provided that the terms of the order comply with the requirements specified above. The parties acknowledge that time is of the essence of this Agreement. In the event that Supplier fails to deliver Products within the time period described in this subsection, NETGEAR shall be entitled to a credit against the corresponding order in the amount calculated from the table below applied against the quantity of Products that was not shipped within the specified time period.



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
1 to 15 days from delivery date specified in NETGEAR's order                No discount

16 to 29 days from delivery date specified in NETGEAR's order               3%

30 or more days from delivery date specified in NETGEAR's order             7%

       NETGEAR may choose to cancel any order that remains unfulfilled by Supplier after 30 days from Shipping Date agreed to by the parties in orders accepted by Supplier without penalty. Products which are delivered but which do not conform with the specifications (Non-Conformance) described in Attachment 2, where the Non-Conformance is not cured within fifteen (15) days notice from NETGEAR, shall be deemed to have not been delivered for purposes of this section provided that NETGEAR shall have provided such notice within fifteen (15) days following receipt of the Products.

       Supplier's obligations under this section shall be subject to the provisions of the Section entitled "Failure and Delay", except that failure or delay of Supplier's suppliers to deliver component parts shall not be deemed to be excusable delay in Supplier's performance under this Agreement.

       In order to meet the anticipated delivery schedules, it may be necessary for Supplier to maintain an inventory of certain parts for the NETGEAR Products which are unusable in other Supplier products and which are long-lead time parts or which must be procured in quantity to receive beneficial pricing. The parties will agree in writing from time to time as to a list of such parts. At the time of termination or expiration of this Agreement, NETGEAR agrees to accept delivery of Supplier's entire inventory of such agreed parts, up to a total equal to the last 3 months forecast and to reimburse Supplier for its actual purchase price for such parts.

       5. CANCELLATION OR POSTPONEMENT OF ORDERS. NETGEAR may cancel or reduce the quantity of any order without liability 60 days or more in advance of the ship date specified in NETGEAR's order. NETGEAR may cancel, or reduce the quantity of any order from 30 to 59 days in advance of the ship date specified in NETGEAR's order by paying Supplier a cancellation charge equal to 5% of the purchase price of the Products canceled or deferred. Unless otherwise agreed to between the parties, NETGEAR may not cancel any order within 30 days of the Scheduled Ship Date. The foregoing notwithstanding, NETGEAR may postpone the delivery of any portion of an order for up to a total of 90 days without any liability by delivering written notice to Supplier 30 days or more in advance of the Scheduled Shipping Date in NETGEAR's order. An order which has been previously postponed in accordance with this provision may not be postponed again and is not cancellable.



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       6. FORECASTS: NETGEAR agrees to provide Supplier with a non-binding monthly 90 day rolling forecasts for its projected orders for Products. The provision of such forecast shall in no way bind NETGEAR to actually place orders for any such quantities nor otherwise expose NETGEAR to liability.

       7. TERMS OF SALE: Purchase orders issued by NETGEAR or NETGEAR's authorized agent will specify the terms of each sale. Title to the Products
(but not any Product software) shall pass to NETGEAR upon shipment of Products based upon the terms of sale contained in the purchase orders issued by NETGEAR or NETGEAR's authorized agent. Payment for the Products shall be due net 45 days of invoice date, which shall not precede the date of shipment of the Products. If payment is to be made by wire transfer, Supplier must provide the following information: bank name and location of branch, account name/number and Swift number.

       8. INVOICING AND TAXES: NETGEAR shall pay all applicable sales and use taxes based on the purchase of the Products, other than income and franchise taxes based on Supplier's income or provide Supplier with a certificate of exemption acceptable to the appropriate taxing authority.

       9. PRODUCT DOCUMENTATION: Supplier will provide a complete set of the applicable technical publications and illustrations and user documentation which Supplier ships with the corresponding Supplier products to NETGEAR in a mutually agreed electronic format. NETGEAR may modify such publications and may translate such publications into foreign languages and will deliver master copies of hardware documentation to Supplier for printing, packing and shipping with the Products at least 60 days prior to the first Scheduled Shipping Date for any Product. NETGEAR may also create additional usage/reference manuals (such as hardware installation and verification guides, and end user warranty cards) which will also be delivered to Supplier for printing, packing and shipping with the Products. Upon discontinuation of any Product by NETGEAR or termination or expiration of this Agreement, NETGEAR shall accept shipment of Product documentation that was prepared by Supplier to meet NETGEAR's forecasted quantity for the particular Product discontinued or for all Products if the entire Agreement is terminated or expires. NETGEAR shall have no obligation to accept delivery of nor pay for documentation that exceeds the quantity that would be required to meet NETGEAR's forecasted Product shipment requirements.



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       10. PRIVATE LABELING: All Products delivered by Supplier will bear the logos, trade names and trademarks of NETGEAR as specified by NETGEAR. NETGEAR will provide engineering drawings, camera-ready artwork film, and all other materials and instructions necessary to manufacture product labels and shipping boxes without supplemental documentation. No Supplier logos, trademarks and trade names will be externally visible on installed Products. NETGEAR agrees not to affix any labels containing Supplier logos, trademarks or trade names to the Products. Preprinted boxes with NETGEAR logos will be provided by Supplier and used for packaging the Products. These individual product boxes must be placed within larger protective shipping boxes for transit from Supplier to NETGEAR.

       Upon discontinuation of any Product by NETGEAR, change by NETGEAR of its packaging specifications for any Product or termination or expiration of this Agreement, NETGEAR shall accept shipment of discontinued Product packaging materials that bear the NETGEAR logo or other unique identifying markings, including, but not limited to, preprinted boxes, name plates, belly labels or cases that were prepared by Supplier to meet NETGEAR's forecasted quantity for the particular Product discontinued or for which the packaging has been modified or for all Products if the entire Agreement is terminated or expires. NETGEAR shall have no obligation to accept delivery of nor pay for packaging that exceeds the quantity that would be required to meet NETGEAR's forcasted Product shipment requirements.

       11. SOFTWARE LICENSE: If the Products include software, Supplier will, at NETGEAR's request, either provide software on media ready for shipment or master copies of any software associated with the Products and will grant NETGEAR the right to use, and to reproduce if necessary, and to sublicense all software associated with the Products, including all updates, "bug fixes" and enhancements created over time for such software, and associated documentation, for perpetual worldwide use solely in connection with Products. The terms of such sublicense shall conform generally to the provisions of NETGEAR standard form software license for its commercial products. The foregoing licenses may be exercised by NETGEAR without further charge beyond the prices for the Products described elsewhere in this Agreement.

       12. ACCEPTANCE; QUALITY ASSURANCE: The parties acknowledge the requirement that the Products be supplied with as close to a "zero defect rate" as is practically possible. The Products should be subjected to on-going reliability testing, including operating a rolling 10 units for 60 days to provide "infant mortality" data. The Products are subject to final inspection and acceptance at NETGEAR's facility within 30 days after delivery, to confirm that the Products conform to all criteria, specifications and warranties described in this Agreement. Supplier will provide NETGEAR with a complete set of top-level assembly drawings of the Products, which NETGEAR may use in incoming inspection and Supplier shall provide NETGEAR with a report of "first



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pass yields". If one or more Products in a shipment fails to successfully pass the acceptance tests, NETGEAR shall deliver a deficiency report to Supplier promptly before the end of the acceptance period. Supplier shall, in response to such report immediately accept the return of and repair or replace the non-conforming Products so that they successfully pass all acceptance tests, all at Supplier's sole expense and the full lot shall be subject to re-inspection. Payment prior to acceptance shall not constitute acceptance, NETGEAR may conduct and observe tests and inspections at Supplier plant if NETGEAR notifies Supplier 24 hours in advance. In the event that NETGEAR does not notify Supplier in writing of deficiencies in the Products within 30 days of receipt thereof, the Products shall be deemed accepted.

       Supplier will follow good manufacturing practices (equivalent to IPC Class II for electrical assembly) utilizing materials, techniques, and procedures which conform to industry standards. Supplier will comply with the requirements of ISO 9000, BABT and CE Mark standards. Supplier will make available to NETGEAR, upon request, information regarding Supplier's quality assurance procedures. The parties shall negotiate in good faith and mutually agree upon an ongoing program during the term of this Agreement to monitor and assure the quality of the Products provided by Supplier (the "Quality Assurance Program"). Such Quality Assurance Program will include, but not be limited to, criteria and procedures for ongoing audit of Supplier's manufacturing process, a definition of test procedures for confirmation of compliance with applicable quality and other specifications, definition of minimum quality specification acceptance levels, and an escalation procedure for resolving quality-related problems. Upon mutual agreement by the parties in writing as to the content of such Quality Assurance Program, the Quality Assurance Program shall without further action by the parties be deemed incorporated herein as an Attachment to this Agreement. At such time as defined in the Quality Assurance Program, Supplier will be authorized to provide Products on a "ship-to-stock" basis.

       13. WARRANTIES: Supplier warrants that the Products delivered under this Agreement will be free from all liens, encumbrances and restrictions, other than the restrictions relating to the software. Supplier warrants that each Product (including hardware and software) delivered to NETGEAR will be free from defects in material and workmanship for the period of time set forth in Attachment 1 (the "Warranty Period") and shall perform in accordance with the Product specifications.

       The parties acknowledge that by its nature, software is not error-free or free from interruption in operation because of "bugs" or defects. Supplier shall promptly and diligently correct any bug or software error in the Products software which it discovers or is reported to Supplier during the Warranty Period, and will, within a reasonable time, provide NETGEAR with a suitable patch, fix or work-around so that it continues to operate in accordance with the respective specifications, and, NETGEAR may deliver these to all valid licensees.



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       If a defect or non-conformance is discovered during the Warranty Period,
NETGEAR will promptly notify Supplier of any non-conforming material to obtain a Return Material's Authorization number ("RMA"). Upon NETGEAR's receipt of the RMA, NETGEAR will cause the return of the non-conforming Products to Supplier at Supplier's expense. Upon its receipt, Supplier will promptly either repair or replace it, at Supplier's option and cost. Properly repaired or replaced Products will promptly be delivered to NETGEAR at Supplier's cost, and the Warranty Period therefor will continue for 90 days following delivery or the balance of the Warranty Period, whichever is longer.

       Supplier further warrants that the Products conform to the following Year 2000 compliance definition: The Products' applications, systems, software and hardware, including related supporting data and files, will function correctly when dealing with dates/times, and date/time related data in the following manner; (i) the Products will accurately process date/time data (including calculating, comparing, and sequencing) from, into, and between the 20th and 21st centuries, and the years 1999 and 2000 and leap year calculations, (ii) when used in combination with information technology products from other vendors, the Products will accurately process date/time data with the other vendor's information technology products, and (iii) the Products will neither contain nor create any logical or mathematical inconsistency, will not malfunction, and will not cease to function when processing date/time data. Supplier will promptly repair or replace affected Products if non-conformance to this Year 2000 compliance definition is discovered during use or testing of the Products and reported to Supplier by NETGEAR.

       These remedies are in addition to any others which may be provided by this Agreement or by law. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

       14. INDEMNIFICATION: Supplier will defend at its own expense any action brought against NETGEAR, to the extent that it is based on a claim by a third party (i) that any of the Products infringes a patent or copyright, or contains misappropriated trade secrets, or (ii) which is based upon the use, operation or performance of Products, and will pay any costs and damages finally awarded against NETGEAR in any such action which are attributable to any such claims. Supplier's obligations under the preceding sentence are subject to the conditions that: (i) NETGEAR promptly notifies Supplier in writing of any such claim, and (ii) Supplier will have sole control of such defense and all negotiations for any settlement or compromise, although NETGEAR may participate in the same at its expense. Supplier will have no liability to NETGEAR under this Section with respect to any claim of infringement to the extent that it is based upon (i) the combination of the Products with any machine, device, firmware or



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software not furnished by Supplier, or (ii) any product not developed, sold or licensed by Supplier, or (iii) any modification of the Products by a party other than Supplier or (iv) compliance with the specifications supplied and required by NETGEAR.

       15. END-OF-LIFE PURCHASES: In the event of termination or expiration of this Agreement, NETGEAR will be entitled to place a non-cancelable order for a "life cycle purchase" of the Products at least 15 days prior to the effective date of such termination or expiration, for delivery within 180 days after the effective date of Agreement termination or expiration.

       16. AVAILABILITY OF PRODUCT AND SPARES: Supplier will make spare, replacement, and maintenance parts necessary to enable NETGEAR to support the Products available for a period of at least five years after the last delivery of Products to NETGEAR, at prices that are at least as low as the prices being charged to Supplier's other customers for like quantities of corresponding Supplier products and under at least as favorable terms and conditions.

       17. REQUIRED CHANGES: Supplier reserves the right to make engineering changes to the Products at any time, which do not adversely impact the operation of the Products, which are necessary to comply with specifications, changed safety standards and governmental regulations and to make the product non-infringing with respect to any patent, copyright or other proprietary interest or for the purpose of improving the quality, reliability or manufacturability of the products. Supplier will notify NETGEAR of all planned engineering change orders or emergency deviations which impact form, fit, function, safety or environmental compliance, or software compatibility of the products. If the proposed change requires any rework of the previously shipped Products units for safety or regulatory compliance purposes or because the Products infringe a third party intellectual property right then Supplier will perform the modification on any units returned to Supplier at no charge. For each significant change, Supplier will maintain documentation including the date of the change and serial number of the first product incorporating the change.

       18. TERM AND TERMINATION: This Agreement shall begin on the date of execution by both parties and continue for one year, with automatic one year renewals, unless terminated by either party in accordance with this section. After the initial one-year term, this Agreement may be terminated by either party by providing 90 days written notice.

       Either party may terminate this Agreement and/or cancel any or all orders for undelivered Products upon written notice to the other party if such other party fails to



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correct any failure to fulfill any of its obligations under this Agreement within thirty (30) days after receipt of notice specifying such failure. Either party may terminate this Agreement immediately should the other party cease conducting business in the normal course, become insolvent or bankrupt, make a general assignment for the benefit of creditors, become generally unable to pay its debts as they become due, suffer or permit the appointment of a receiver for its business or assets, become subject to any levy, seizure, attachment or execution against the Products, or become subject to any proceeding under any statute of any governing authority relating to insolvency or the protection of rights of creditors.

       If NETGEAR terminates due to default by Supplier all outstanding purchase orders shall be filled by Supplier unless NETGEAR notifies Supplier in its default notice of its desire to cancel any or all such orders, in which event such purchase orders shall be cancelled without charge to NETGEAR. Any terms of this Agreement which by their nature extend beyond its termination, including Sections 14,18,19, 20 and 24, shall remain in effect until fulfilled and apply to respective successors and assigns. Termination of this Agreement will not effect the rights of end-users to use the Products.

       Neither Supplier nor NETGEAR shall, by reason of the expiration or termination of this Agreement, be liable to the other for compensation, reimbursement or damages on account of any loss of prospective profits or anticipated sales or on account of expenditures, investments, leases, or commitments made in connection with this Agreement or the anticipation of extended performance thereunder.

       19. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR
(1) THE COST OF SUBSTITUTE PROCUREMENT, SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, OR (2) ANY DAMAGES RESULTING FROM INACCURATE OR LOST DATA OR LOSS OF USE OR PROFITS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE USE OR PERFORMANCE OF PRODUCTS, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. In addition and except for Supplier's liability arising under Section 14, in no event will Supplier's total liability to NETGEAR for any warranty or other claim based on the failure of a Product to perform in accordance with the Product Specification exceed the sum paid to Supplier by NETGEAR for such failing Products sold through this Agreement.

       20. CONFIDENTIALITY: The parties anticipate that each may disclose to the other in connection with this Agreement, certain of its proprietary or confidential information. The party receiving the same will (i) maintain it in confidence and will not disclose it to others than its employees, or as otherwise permitted under this Agreement (ii) use at least the same degree of care to maintain its secrecy as it uses in maintaining the secrecy of its own proprietary, confidential and trade secret information, (iii) always use at least



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a reasonable degree of care in maintaining its secrecy, and (iv) use it only for the purpose of performing its obligations under this Agreement. Neither party will have any obligation concerning that part of the other's information which
(i) was known to it before its receipt from the other party, (ii) is lawfully obtained from a third party under no obligation of confidentiality, (iii) is or becomes publicly available other than as a result of an act or failure to act of the receiving party, (iv) or is independently developed by a party without use of the other's confidential information. Except as permitted by this Agreement, neither party will disclose any part of such information to anyone except those of its employees or contractors having a need to know the same in order to accomplish the purposes of this Agreement and who have, before receiving access to the information, acknowledged its confidential, proprietary and trade secret nature and have agreed to be bound by the terms of this Section.

       The existence and terms of this Agreement shall be considered confidential and shall not be disclosed to any third party without the prior written consent of the other party except as required by a party to fulfill its obligations under this Agreement or by law or accounting practices.

       21. PRODUCT SUPPORT: NETGEAR shall provide Level 1 support (support necessary to process initial calls from an end-user) and Level 2 support (support required for problem determination and solution). Supplier shall provide Level 3 support which includes Product design changes based on Product form, fit or function and assist NETGEAR when a problem cannot be resolved at Level 1 or 2. Additional technical support can be made available under terms and conditions to be defined and negotiated mutually.

       22. TRAINING: Supplier will provide, at no charge, one standard technical training class at Supplier facilities and training materials for the Products to selected NETGEAR technical support personnel and such other training as is mutually agreed upon.

       23. TECHNOLOGY UPGRADES: During the term of this Agreement, Supplier will provide NETGEAR with upgrades to the Products, including all new features or enhancements within 30 days of when they are incorporated in the Supplier product or offered as upgrades by Supplier. If such upgrades or enhancements are provided to other customers at no additional charge, there will be no increase in the unit price for products under this Agreement. If Supplier charges its other customers for such upgrades, Supplier will only be required to provide such upgrades to NETGEAR upon agreement with NETGEAR regarding a revised unit price.



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       24. GENERAL PROVISIONS

       24.1 FAILURE AND DELAY. Neither party will be liable for its failure or delay in performance of its obligations under this Agreement due to strikes, wars, revolutions, fires, floods, explosions, earthquakes, government regulations, or other causes beyond its control. In the event of a threatened default or default as a result of any of the above causes, the defaulting party shall exercise its best efforts to avoid and cure such default. In the event such an event prevents performance thereunder for a period in excess of sixty
(60) days, then the non-defaulting party may elect to terminate this Agreement and/or cancel or suspend any purchase orders hereunder by a written notice to the defaulting party.

       24.2 ASSIGNMENT. This Agreement and all rights and obligations hereunder, excepting the right to receive payment, are personal to the parties hereto and may not be assigned in whole or in part by either party without the prior written consent of the other; provided, however, that either party may assign this Agreement in conjunction with the merger, reorganization, or the sale of all or substantially all of its assets to which this Agreement pertains. Furthermore, NETGEAR may assign this Agreement without the prior written consent of Supplier to any affiliate of NETGEAR. Supplier shall be given a courtesy notice of any such assignment, but in no way does a courtesy notice limit or constitute denial of NETGEAR's right to assign this Agreement to any affiliate of NETGEAR.

       24.3 WAIVER, AMENDMENT OR MODIFICATION. Any waiver, amendment or modification of any right, remedy or other term under this Agreement will not be effective unless in writing and signed by the party against whom enforcement is sought.

       24.4 RELATIONSHIP OF THE PARTIES. The parties are each independent contractors. No agency relationship between NETGEAR and Supplier is created by this Agreement. Except as expressly provided in this Agreement, neither party will have any right or authority to act on behalf of the other and neither party will represent that it has such right or authority.

       24.5 ENTIRE AGREEMENT; GOVERNING LAW. This Agreement, including its attachments and exhibits, constitutes the entire agreement between parties with respect to its subject matter and supersedes all prior discussions, understandings and agreements with respect to the subject matter and shall take precedence over any conflicting terms in a purchase order and over any terms in Supplier's order acknowledgment form. This Agreement shall be construed and the respective rights of the parties hereto determined according to the laws of the State of California, without giving effect to the principles of conflict of laws thereof.



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       24.6 NOTICES. All notices, waivers and consents in connection with this
Agreement shall be in writing and shall be deemed given when delivered by hand or received by certified mail, postage prepaid, return receipt requested, or sent by telex or facsimile transmission (confirming the same by mail), or sent by registered mail service, return receipt requested. All notices or communications between NETGEAR and Supplier pertaining to this Agreement shall be addressed as follows

        If to NETGEAR :                        `

        NETGEAR, Inc.
        4401 Great America Parkway
        Santa Clara, CA 95052-8185
        (fax):
        Attn.: Chip Smith

        If to Lite-On:

        Lite-On Communications, Inc.
        736 S. Hillview Dr.
        Milpitas, Ca. 95035
        FAX: (408)-945-4110
        Attn: Mr. Ron Kao
        Phone: (408)-945-4111 x 105
        Email: ron@litecom.com

       24.7 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

NETGEAR, Inc.                                  Lite-On Communications, Inc.

By: /s/ PATRICK LO                             By: /s/ JEFF LIN
   ----------------------------------             ------------------------------

Name: PATRICK LO                               Name: JEFF LIN     8-26-99
     --------------------------------               ----------------------------

Title: V.P.                                    Title: President
      -------------------------------                ---------------------------



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Lite On Attachment 1 080399

                                  ATTACHMENT 1

                     LIST OF PRODUCTS, PRICES AND LEAD TIMES

       Product pricing shall be determined based on competitive market requirements and is premised on the need of NETGEAR to set the end user prices of the Products at least 15% below the prices charged comparable customers by market leaders in the US (for US versions), Japan (for Japanese versions) and Europe (for European versions). Market leaders are the top 2 market share holders in the respective markets. The end user price is calculated as 2.16 times of the transfer cost of the Products from Supplier to NETGEAR. Prices listed are unit prices based upon ex-factory shipment terms, effective July 01,1999. Prices are subject to change as agreed by both parties.


PRODUCT NAME                       P/N          PRICE          LEAD TIME         WARRANTY PERIOD
------------                       ---          -----          ---------         ---------------
10 pack 10/100 PCI               FA31010       $103.00          60 day           5 year Limited
adapter card                                                                        Warranty

50 pack 10/100 PCI               FA31050       $522.50          60 day           5 year Limited
adapter card                                                                        Warranty

10/100 PCI adapter card         FA310CFR       $12.08           60 day           5 year Limited
with cable in French                                                                Warranty
language packaging

10/100 PCI adapter card         FA310CGR       $12.08           60 day           5 year Limited
with cable in German                                                                Warranty
language packaging

10/100 PCI adapter card in       FA310JP       $11.50           60 day           5 year Limited
Japanese language                                                                   Warranty
packaging

10/100 PCI adapter card          FA310TX       $11.30           60 day           5 year Limited
                                                                                    Warranty

10/100 PCI adapter card         FA310TXC       $11.80           60 day           5 year Limited
with cable                                                                          Warranty

10/100 PCI adapter in           FA310TXGR      $11.50           60 day           5 year Limited
German language                                                                     Warranty
packaging

9-Port Dual Speed Hub            DS309AU       $112.02          60 day           5 year Limited
with Australian power                                                               Warranty
cord

9-Port Dual Speed Hub            DS309GE       $112.02          60 day           5 year Limited
with General European                                                               Warranty
power cord

9-Port Dual Speed Hub            DS309JP       $112.02          60 day           5 year Limited
with Japan power cord                                                               Warranty

9-Port Dual Speed Hub            DS309NA       $112.02          60 day           5 year Limited
with North American                                                                 Warranty
power cord

9-Port Dual Speed Hub           DS309UK       $112.02          60 day            5 year Limited
with United Kingdom                                                                 Warranty
power cord

USB Ethernet adapter             EA101C        $23.30           60 day           5 year Limited
                                                                                    Warranty

5-Port Fast Ethernet 10/100       PS105        $51.68           60 day           5 year Limited
Switch                                                                              Warranty

Lite On Attachment 1 080399

Lite On Attachment 2 with Exhibits 080399


                                  ATTACHMENT 2

                           CUSTOMIZATION OF PRODUCTS


1. DEVELOPMENT EFFORT. Supplier will provide certain services and/or technology for the development, test and manufacture of a custom version of each of the Supplier Products in return for payment of Non-Recurring Engineering cost so that each operates with the respective features, functions and specifications all as described in Exhibit A (the "Development Effort"). NETGEAR shall assist Supplier in the Development Effort by providing full technical details of the requirements for modifying the Products and reviewing the design, as well as assisting in testing of the customized Products and other assistance as may be specifically described in the Exhibit A.

2. PROTOTYPES, TESTING AND ACCEPTANCE BY NETGEAR. As the Development Effort proceeds, Supplier shall conduct the prototype testing as described in Exhibit
A. Upon completion of the Development Effort, Supplier and NETGEAR shall perform quality control and acceptance tests (the "Acceptance Tests") and Supplier shall demonstrate that the customized Products operate and perform in accordance with respective Specifications. If a customized Product fails to satisfactorily complete the Acceptance Tests, Supplier shall promptly and diligently correct any defects and complete any uncompleted portion of the Development Effort so that the customized Product satisfactorily operates and performs in accordance with specifications.

3. SAFEGUARD OF THIRD PARTY SOFTWARE AND RELATED INFORMATION. The parties acknowledge that the customized Products may incorporate software technology to be licensed from certain third parties (collectively the "Third Party Software"). Supplier agrees that all information delivered by NETGEAR with respect to the Third Party Software shall be used by Supplier only for the purpose contemplated by this Agreement, and shall safeguard and treat such information in the manner required by Section 20 of the Agreement. In addition, NETGEAR may deliver to Supplier certain software source code which Supplier shall use only for the purposes referenced in Exhibit A, and shall safeguard and treat such information in the manner required by Section 20 of the Agreement. Supplier acknowledges and agrees that it will procure from the providers of the Third Party Software all license rights necessary to enable Supplier to incorporate the Third Party Software technology within the customized Products and to grant to NETGEAR the rights to distribute such technology as part of the customized Products as contemplated by this Agreement for no additional cost.

4. OWNERSHIP IN TECHNOLOGY. Except for the rights granted expressly in this Agreement, (i) Supplier, or its licensors, will own all right, title and interest in its underlying design and technology incorporated into the Products and associated documentation, including, but not limited to, all copyright, patent, trade secret and other intellectual property rights, (ii) NETGEAR or its licensors, will own all right, title and interest in all software source and object code provided by NETGEAR, and all associated documentation, including, but not limited to, all copyright, patent, trade secret and other intellectual property rights. NETGEAR will own all right, title and interest in the Customization of the products (which is paid for by NETGEAR in the form of Non Recurring Engineering charge) including but not limited to the layout of any custom designed circuit boards or components created specifically for NETGEAR as a result of modifying the underlying technology to create the Products. NETGEAR will own all right, title and interest in any modifications, enhancements or additional software or documentation developed by NETGEAR without assistance by Supplier, or by a third party acting on NETGEAR behalf without assistance by Supplier, will be the exclusive property of NETGEAR. Nothing in this Section will preclude either party from independent development of any technology without use of the other party's confidential or proprietary information.

5. LIMITATIONS ON USE OF TECHNOLOGY, TOOLING, TRADEDRESS, TRADEMARKS. NETGEAR and Supplier agree, except as otherwise expressly and unambiguously authorized hereunder, (a) not to make any copies or duplicates of any software provided by the other party pursuant to this Agreement, (b) not to create or attempt to create, by reverse engineering or otherwise, the source code or internal structure or design of any software or hardware or any part thereof or any other works based thereon from the object code or from the confidential information or hardware made available in connection with this Agreement, and
(c) not to remove any product identification or notices of any proprietary or copyright restriction from hardware or software or any support material provided by the other party pursuant to this Agreement. The parties intend that NETGEAR will be entitled to reproduce and/or distribute the software to the extent specifically set forth in this Agreement. Any tooling procured for use in manufacture of the customized products will be used exclusively for the benefit of NETGEAR. Supplier shall

Lite On Attachment 2 with Exhibits080399


use the tradedress and trademarks of NETGEAR exclusively on products manufactured for NETGEAR. Supplier shall not manufacture any product with a tradedress similar to that of NETGEAR which could cause confusion in the marketplace.

6. INDEMNIFICATION BY NETGEAR. NETGEAR will defend at its own expense any action brought against Supplier, to the extent that it is based on a claim by a third party (i) that any NETGEAR products or documentation infringes a patent or copyright, or contains misappropriated trade secrets, or (ii) which is based upon the use, operation or performance of NETGEAR products, or (iii) which is based upon any specification provided by NETGEAR to Supplier for development of customized Products and will pay any costs and damages finally awarded against Supplier in any such action which are attributable to any such claims. NETGEAR's obligations under the preceding sentence are subject to the conditions that: (i) Supplier promptly notifies NETGEAR in writing of any such claim, and (ii) NETGEAR will have sole control of such defense and all negotiations for any settlement or compromise, although Supplier may participate in the same at its expense. NETGEAR will have no liability to Supplier under this Section with respect to any claim of infringement to the extent that it is based upon (i) the combination of any NETGEAR products with any machine, device, firmware or software not furnished by NETGEAR, or (ii) any product not sold or licensed by NETGEAR, or (iii) any modification of any NETGEAR product by a party other than NETGEAR.

Lite On Attachment 2 with Exhibits080399

EXHIBIT A TO ATTACHMENT 2

                           STATEMENT OF WORK AND NRE

               STATEMENT OF WORK AND NRE ASSOCIATED WITH LITE-ON

FA310TX PCI FAST ETHERNET ADAPTER CARD

NETGEAR WILL PAY FOR THE FOLLOWING NRE CHARGES AS FOLLOWS:
Charges related to FCC, C-tick, VCCI, and CE regulatory agency approval.


THE MODEL FA310TX ADAPTER CARD WILL SUPPORT THE FOLLOWING FEATURES:

HARDWARE FEATURES:

System interface conforming to PCI specification version 2.1
PCI bus mastering capability
IEEE 802.3u 100Base-TX Fast Ethernet conformity
IEEE 802.3I 10Base-T conformity


SOFTWARE FEATURES:

DRIVERS FOR THE FOLLOWING OPERATING SYSTEMS:

     MICROSOFT
     Windows for Workgroups 3.11, Windows NT 3.51, 4.0, Windows 95, Windows 98, Windows 2000

     NOVELL NETWARE
     16-bit DOS client, 32-bit DOS client, NetWare server 3.12, 3.2, 4.1x, 5.0

     UNIX
     SCO OpenDesktop, SCO OpenServer, SCO Unixware, Linux

     OTHERS
     NDIS 2.0 for DOS, NDIS 2.0 for OS/2, Packet driver


SOFTWARE CERTIFICATION
     Novell NetWare tested and approved
     Compatible with Windows 95, Windows 98, Windows NT


WARRANTY
5 year limited warranty


OPERATING TEMPERATURE

The operating temperature for Model FA310TX adapter card will operate between 0 and approximately 55 degrees Celsius.

Lite On Attachment 2 with Exhibits080399

NECESSARY APPROVALS
----------------------------------------------------------------------------------
EMC                                North America            FCC Class B
                                   European Union           EN55022 Class B
                                   Japan                    VCCI-2
                                   Australia                C-tick
----------------------------------------------------------------------------------
ELECTROMAGNETIC SUSCEPTIBILITY                              CE mark
----------------------------------------------------------------------------------
ELECTROSTATIC DISCHARGE (ESD)                               IEC 801-2, Level 2/3/4
----------------------------------------------------------------------------------
RADIATED MAGNETIC FIELD                                     IEC 801-3, Level 2
----------------------------------------------------------------------------------
ELECTRICAL FAST TRANSIENT (EFT)                             IEC 801-4, Level 2
----------------------------------------------------------------------------------

PACKAGING SPECIFICATION

The following items will be required for the complete packaging of the NETGEAR:

==================================================================================
         ITEM                                  COMMENTS
----------------------------------------------------------------------------------
Box and packing material      The Box cover will have the graphics supplied by
                              NETGEAR. Packaging materials to meet industry
                              standards and protect product during shipment.
                              Box is to be shrink-wrapped.
----------------------------------------------------------------------------------
                              Master to be approved by NETGEAR
----------------------------------------------------------------------------------
Quick Installation Manual     Master to be supplied by NETGEAR
----------------------------------------------------------------------------------
User's Manual                 Master to be supplied by NETGEAR
==================================================================================

Lite On Attachment 2 with Exhibits080399

EXHIBIT B TO ATTACHMENT 2

                            STATEMENT OF WORK AND NRE

               STATEMENT OF WORK AND NRE ASSOCIATED WITH LITE-ON

DS309 9 PORT DUAL SPEED HUB

NETGEAR WILL PAY FOR THE FOLLOWING NRE CHARGES AS FOLLOWS:
Charges related to FCC, C-tick, VCCI, CE, TUV & UL regulatory agency approval.

THE MODEL DS309 DUAL SPEED HUB WILL SUPPORT THE FOLLOWING FEATURES:

HARDWARE FEATURES:

1.0 GENERAL DESCRIPTION

This document describes the specification for the DS309, which is a 10 and 100Mbs dual speed hub.

Eight of the ports are half duplex, and dual speed, capable of automatically sensing the link partner speed. The ninth port is a switched port that can be used to provide a switched up-link to another device, for example a hub. This port operates in half duplex mode only. This provides a cascade option, removing the dependence on class (1) or (2) products. This port also has an up-link push button to allow ease of connect through either cross over or straight through cable.

The DS309 has an internal power supply and has no cooling fan.

2.0 FEATURES

- Complies with IEEE802.3, IEEE802.3u.
- 8 10/100Mbs Auto Sensing repeater ports.
- 1 half duplex switch port, with up-link push button.
- Internal power supply with no fan.
- Internal l0Mbps to 100Mbps bridging function
- l Vista LED RJ45 per port with built in LED's to indicate IOM and 100M Link and Rx.
- 1 LED per port to indicate 100Mbs Link and Rx
- 1 LED per port to indicate 10Mbs Link and Rx - 4 LED's to indicate 10Mbs utilization.
- 4 LED's to indicate 100Mbs utilization.
- 1 LED to indicate Collision for 10Mbs repeater.
- 1 LED to indicate Collision for 100Mbs repeater.
- 1 LED to indicate Collision for 10Mbs switched port.
- 1 LED to indicate Collision for 100Mbs switched port.
- 1 Power LED.
- 300 Series desktop mechanical appearance.

Lite On Attachment 2 with Exhibits080399

3.0 SPECIFICATION

Standards            IEEE802.3, IEEE802.3u.
Primary IC's         F3 FD6608S                   x2
                     LUCENT LU3X54                x2
                     TI XTNETE2101                     x1
                     SSRAM (64kX32)               x2

Connectors           RJ-45 x 4                    x2
                     RJ45 x 1                     x1

Push Button                                       x1

Indicators           Power LED                    x1
                     100M                         x9
                     l0M                          x9
                     10 utilization               x4
                     100 utilization              x4
                     100 Col                           xl
                     10 Col                       x1
                     100 Switched Col                  xl
                     10 Switched port Col xl
Power                100VAC/60Hz to 240V AC/50Hz
                     0.35A Max

SOFTWARE FEATURES:
Not Applicable

WARRANTY
5 year limited warranty

OPERATING TEMPERATURE
The operating temperature for Model DS309 Dual Speed Hub will operate between 0
- 40 degrees Celsius.

NECESSARY APPROVALS

--------------------------------------------------------------------------------
EMC                             North America          FCC Class B
                                European Union         EN55022 Class B
                                Japan                  VCCI-2
                                Australia              C-tick
--------------------------------------------------------------------------------
ELECTROMAGNETIC SUSCEPTIBILITY                         CE mark
--------------------------------------------------------------------------------
ELECTROSTATIC DISCHARGE (ESD)                          IEC 801-2, Level 2/3/4
--------------------------------------------------------------------------------
RADIATED MAGNETIC FIELD                                IEC 801-3, Level 2
--------------------------------------------------------------------------------
ELECTRICAL FAST TRANSIENT(EFT)                         IEC 801-4, Level 2
--------------------------------------------------------------------------------
SAFETY                                                 UL & TUV
--------------------------------------------------------------------------------

Lite On Attachment 2 with Exhibits080399

PACKAGING SPECIFICATION
The following items will be required for the complete packaging of the NETGEAR:

--------------------------------------------------------------------------------
           ITEM                                  COMMENTS
--------------------------------------------------------------------------------
Box and packing material    The Box cover will have the graphics supplied by
                            NETGEAR. Packaging materials to meet industry
                            standards and protect product during shipment.
                            Box is to be shrink-wrapped.
                            Master to be approved by NETGEAR
--------------------------------------------------------------------------------
Quick Installation Manual   Master to be supplied by NETGEAR
--------------------------------------------------------------------------------
User's Manual               Master to be supplied by NETGEAR
--------------------------------------------------------------------------------

Lite On Attachment 2 with Exhibits080399

EXHIBIT D TO ATTACHMENT 2

                            STATEMENT OF WORK AND NRE

                STATEMENT OF WORK AND NRE ASSOCIATED WITH LITE-ON

                                 July 13, 1999

MODEL FS105 5 PORT FAST ETHERNET 10/100 SWITCH

NETGEAR WILL PAY FOR THE FOLLOWING NRE CHARGES AS FOLLOWS:
Charges related to FCC, C-tick, CE, TUV & UL regulatory agency approval.

THE MODEL FS105 FAST ETHERNET 10/100 SWITCH WILL SUPPORT THE FOLLOWING FEATURES:

HARDWARE FEATURES:

1.0 GENERAL DESCRIPTION

This will be a 5Port 10/100 Mbps Switch with 5 Vista RJ45's and it will be in a 100 Series case similar to DS104. It will have limited features: No Flow control, No Backpressure.

It will be shipped with a Linear Power cube supply like the DS104.

Initially we will target a DS104 size case so we can re-use the packaging of DS104.

2.0 FEATURES

- Complies with IEEE802.3, IEEE802.3u.
- 5 10/100Mbs Auto Sensing switch ports.
- 1 up-link push button.
- Linear Power cube 7.5V 1.0A.
- No FAN.
- 1 K MAC Addresses.
- 1 Vista LED RJ45 per port with built in LED's to indicate 100M Link/RX (GREEN) and l0M Link/Rx(GREEN).
- 1 LED per port to indicate FDX (GREEN).
- 1 LED per port to indicate Collision (YELLOW).
- 1 Power LED.
- 100 Series mechanical appearance.
- FCC Class B.

3.0 SPECIFICATION

Standards            IEEE802.3, IEEE802.3u.
Primary IC's         AL965                   x2
                     Q84225                       x1
                     Q80225                       x1
                     SSRAM (64kX32)          x1
Connectors           RJ-45 x 4               x1
                     RJ45 x 1                x1
Push Button                                  xl
Indicators           Power LED               x1
Power                7.5V Linear Adapter,    1.0A

Lite On Attachment 2 with Exhibits080399
EXHIBIT C TO ATTACHMENT 2

                           STATEMENT OF WORK AND NRE

               STATEMENT OF WORK AND NRE ASSOCIATED WITH LITE-ON

EA101C USB ETHERNET ADAPTER

NETGEAR WILL PAY FOR THE FOLLOWING NRE CHARGES AS FOLLOWS:
Charges related to FCC, C-tick, VCCI, and CE regulatory agency approval.

THE MODEL EA 101 ADAPTER CARD WILL SUPPORT THE FOLLOWING FEATURES:

HARDWARE FEATURES:
System interface conforming to USB specification version 1.1
IEEE 802.3I 10Base-T conformity

SOFTWARE FEATURES:
DRIVERS FOR MICROSOFT WINDOWS 98

SOFTWARE CERTIFICATION
     Compatible with Windows 98

WARRANTY
5 year limited warranty

OPERATING TEMPERATURE

The operating temperature for Model EA101 adapter will operate between 0 - 55 degrees Celsius.

NECESSARY APPROVALS


--------------------------------------------------------------------------------
EMC                                North America       FCC Class B
                                   European Union      EN55022 Class B
                                   Japan               VCCI-2
                                   Australia           C-Tick
--------------------------------------------------------------------------------
ELECTROMAGNETIC SUSCEPTIBILITY                         CE mark
--------------------------------------------------------------------------------
ELECTROSTATIC DISCHARGE (ESD)                          IEC 801-2, Level 2/3/4
--------------------------------------------------------------------------------
RADIATED MAGNETIC FIELD                                IEC 801-3, Level 2
--------------------------------------------------------------------------------
ELECTRICAL FAST TRANSIENT (EFT)                        IEC 801-4, Level 2
--------------------------------------------------------------------------------


PACKAGING SPECIFICATION

The following items will be required for the complete packaging of the NETGEAR


--------------------------------------------------------------------------------
            ITEM                              COMMENTS
--------------------------------------------------------------------------------
Box and packing material     The Box cover will have the graphics supplied by
                             NETGEAR. Packaging materials to meet industry
                             standards and protect product during shipment.
                             Box is to be shrink-wrapped.
--------------------------------------------------------------------------------
                             Master to be approved by NETGEAR
--------------------------------------------------------------------------------
Quick Installation Manual    Master to be supplied by NETGEAR
--------------------------------------------------------------------------------
User's Manual                Master to be supplied by NETGEAR
--------------------------------------------------------------------------------